EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No.333-187841, No. 333-36740, No. 333-60379, No. 333-180446 and No. 333-180447) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097, No. 333-151105, and No. 333-166989) of Corporate Office Properties Trust of our report dated June 7 , 2013 relating to the financial statements and financial statement schedule of Corporate Office Properties, LP, which appears in this Current Report on Form 8-K of Corporate Office Properties Trust and Corporate Office Properties, LP.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 25, 2013